UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2015

PROLOGIS, INC.

PROLOGIS, L.P.

(Exact name of registrant as specified in charter)

Maryland (Prologis, Inc.) Delaware (Prologis, L.P.)	001-13545 (Prologis, Inc.) 001-14245 (Prologis, L.P.)	94-3281941 (Prologis, Inc.) 94-3285362 (Prologis, L.P.)
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Pier 1, Bay 1, San Francisco, California	94111
(Address of Principal Executive Offices)	(Zip Code)

Registrants’ Telephone Number, including Area Code: (415) 394-9000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 20, 2015, our board of directors appointed David P. O’Connor as an independent director to our board. Our board has determined that Mr. O’Connor is independent in accordance with applicable New York Stock Exchange and Securities and Exchange Commission rules and regulations.

As an independent director, Mr. O’Connor is eligible to participate in the Prologis, Inc. 2012 Long-term Incentive Plan (the “LTIP”). Mr. O’Connor, as a non-employee director, will receive an annual deferred stock unit grant valued at $145,000 (the terms of which will be governed by the Director Deferred Stock Unit Award Terms under the LTIP), an annual cash retainer of $95,000 and additional cash retainers for service on any board committees and for board meetings in excess of a combined twenty board and board committee meetings per year.

A copy of the press release announcing Mr. O’Connor’s appointment to our board is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

99.1	Prologis, Inc. Press Release dated January 20, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Prologis, Inc. (Registrant)

Date: January 20, 2015	By:	/s/ Michael T. Blair
Name: Michael T. Blair Title: Managing Director, Deputy General Counsel

Prologis, L.P. (Registrant)

	By:	Prologis, Inc, Its general partner

Date: January 20, 2015	By:	/s/ Michael T. Blair
Name: Michael T. Blair Title: Managing Director, Deputy General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Prologis, Inc. Press Release, dated January 20, 2015.